Attestation Pursuant to Rule S-T 302

(Required prior to using an electronic signature to authenticate
a conformed signature in an electronic filing)

I, Scott T. Parker, hereby attest that my use of an Electronic Signature (as defined below) to sign a signature page or other document authenticating, acknowledging or otherwise adopting my conformed signature (as defined below) on any filing relating to Oportun Financial Corporation (the "**Company**") to be made with the U.S. Securities & Exchange Commission (each an "**SEC Filing**") constitutes the legal equivalent of my manual signature, and will have full legal effect and enforceability, and be deemed accurate and legitimate for all purposes for which a manual signature would be enforceable, for purposes of authenticating the signature to any SEC Filing for which it is provided.

As used herein:

- "Electronic Signature" means my signing via Docusign, Adobe Sign, or similar system via my email address specified below or via another e-mail address known to the Company to be used by me; and

- "conformed signature" means my signature which appears in typed form within a document to be electronically filed with the Securities and Exchange Commission.

This Attestation will expire upon the earlier of (i) such time as I am no longer serving as a director or officer of the Company, except with respect to Section 16 filings, as may be required, and (ii) a revocation by me in writing.

Given the importance of security relating to my Electronic Signature, I commit to promptly notify the Company (i) if I suspect that my email address has been breached or compromised, or (ii) if I change my primary email address for purposes of this Attestation.

Signature (manual): Scott T Park

Name (typed or block letters): Scott T. Parker

Email (typed or block letters): FRANKONA1@YAHOO.COM

Date: 4/22/24

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of Jonathan Coblentz and Kathleen Layton, signing individually, the undersigned's true and lawful attorneys-in-fact and agents to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "***SEC***") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, an officer, director or holder of 10% of more of a registered class of securities of Oportun Financial Corporation (the "***Company***"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "***Exchange Act***") and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute such Form 3, 4 or 5, or other form or report, complete and execute any amendment or amendments thereto, and timely file such forms or amendments with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any nature whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of ____ day of April 2024.

Scott Thomas Parker

Scott Thomas Parker

FedEx Ship Manager - Print Your Label(s)

ORIGIN ID:ZFTA (650) 769-0328
SCOTT PARKER
OPORTUN
11670 NW 6TH PLACE

PLANTATION, FL 33325
UNITED STATES US

SHIP DATE: 24APR24
ACTWGT: 1.00 LB
CAD: 113090747/INET4730

BILL SENDER

TO **KATE LAYTON**
OPORTUN
2 CIRCLE STAR WAY

SAN CARLOS CA 94070
(650) 272-1576 REF: LEGAL
INV
PO: 7010 DEPT:

583J6/0FEC/9AE3

FedEx Express

E

J242024032801uv

THU - 25 APR 10:30A
PRIORITY OVERNIGHT

TRK# 0201 **7760 6391 9398**

XW PAOA

94070
CA-US **SFO**

RECEIVED
APR 24 2024
BY: ....

4/22/24, 5:19 PM